Exhibit 99.1



NETRO CORPORATION ANNOUNCES FURTHER RESTRUCTURING

San Jose, CA, November 7, 2002 - Netro Corporation (NASDAQ: NTRO) today announced a further restructuring to complement its previous restructuring activities announced on August 23, 2002.

As a result of the restructuring, Netro will eliminate approximately 130 positions reducing total headcount by more than 50% from current levels of approximately 255 people. The reduction in force is expected to reduce operating costs by approximately 45% percent as compared with operating expense levels in the second quarter of 2002. The company expects to incur one-time employment-related charges in the fourth quarter in the range of $3.2 million to $3.6 million.

Sanjay Khare, Netro's Chief Financial Officer said: "We stated on August 23 that we were continuing to evaluate further cost reduction opportunities where appropriate. As a result of the current state of the market we believe that it is in the best interests of the Company and its stockholders to further reduce operating expenses and to conduct a review of Netro's strategic alternatives in light of the current state of the telecommunications industry. As a result of this reduction, as well as other adjustments we are making in order to reduce operating expenses, we will be able to reduce our quarterly use of cash significantly, which we believe will enhance our chances for long term success. The reduction in force, which will affect personnel in both our San Jose, California and Redmond, Washington facilities, will begin to reduce operating expenses in the first quarter of 2003. We will continue to monitor our expense levels very carefully going forward and will take further steps to adjust operating expenses where appropriate.

"Although we will have significantly fewer resources, we have retained the most important personnel to ensure progress with our intellectual property and to guarantee the continued satisfaction of our customer base at the highest levels."

About Netro Corporation

Netro Corporation is a leading provider of fixed broadband wireless systems used by telecommunications service providers to deliver voice and high-speed data services for access and mobile infrastructure applications to customers worldwide. Netro's vision is to provide breakthrough technology packaged in a carrier-class, practical solution that enables quick service delivery and efficient use of capital. Netro offers a broad range of low and high frequency products for business and residential, access and mobile infrastructure needs, with a wide set of licensed frequencies for point to multipoint: 1.9 to 39 GHz. The Company's AirStar and Angel products have an impressive track record of performance and stability worldwide.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, political and economic conditions in the countries we do business in, business conditions generally, growth in the telecommunications industry, delays in the expansion of networks by existing customers, the financial condition and strategy of our OEM partners, lower than expected customer orders, competitive pressures, technological difficulties encountered in developing new products, the availability of capital to service providers, the ability to timely adapt the Angel product for the international marketplace, achieving revenues from the Angel product and Netro's ability to manufacture and sell the Angel product on a cost-effective basis. We expressly disclaim any responsibility to update any projections contained herein. Further information regarding these and other risks is included in Netro's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, in Netro's Quarterly Report on Form 10-Q for the six months ended June 30, 2002 and in its other filings with the Securities and Exchange Commission.

Media Contact

Rowan Benecke
PR 21
(415) 369-8100

Investor Contact

Sanjay Khare, CFO
Netro Corporation
(408) 216-1500